EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-47312 and 333-69340) of Puradyn Filter Technologies Incorporated and the related prospectuses of our audit report dated March 22, 2006, except for note 16, as to which the date is March 29, 2006 with respect to the consolidated statements of operations, changes in shareholder' equity and cash flows of Puradyn Filter Technologies Incorporated for the year ended December 31, 2005 in the Form 10-KSB.



/s/ DASZKAL BOLTON LLP

Boca Raton, Florida
April 2, 2007